EXHIBIT 99

EMPIRE PETROLEUM REPORTS FINANCIAL RESULTS FOR
FIRST QUARTER 2026 AND PROVIDES OPERATIONAL UPDATE

TULSA, OK – (MAY 15, 2026) – Empire Petroleum Corporation (NYSE American: EP) ("Empire" or the "Company"), an oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today announced financial results for first quarter 2026 and an update on current operations.

FIRST QUARTER 2026 HIGHLIGHTS

o	Reported Q1-2026 net production volumes of 1,880 barrels of oil equivalent per day (“Boe/d”) including 1,248 barrels of oil per day (“Bbl/d”);
■	Boe/d is comprised of 66% oil, 10% natural gas liquids (“NGLs”), and 24% natural gas;
■	Production during the quarter was impacted by operational issues in North Dakota and New Mexico, as well as weather-related Force Majeure disruptions in Texas, with volumes expected to recover in Q2-2026;

o	In Q1-2026, Empire continued advancement of its Texas natural gas development program, with activity focused on reactivation, recompletion, and related field work to restore baseline production and improve overall field deliverability;
■	Texas natural gas operations began contributing production during the quarter, with aggregate field volumes reflecting early output as wells returned to service;
■	To date, three wells were successfully reactivated, with five additional wells in progress, and early results increasing net volumes on the reactivated wells by approximately 45% compared to Q4-2025, reflecting growth from initial restart levels and volumes continuing to trend upward;
■	Field infrastructure was materially advanced ahead of volumes, including an increase of more than 500% in field compression capacity, removing prior constraints that prevented increases in production, and expanding operating capacity to approximately 3 million cubic feet per day (“MMcfd”), positioning the system to accommodate incremental production growth;
■	Texas capital deployment remained disciplined, with approximately $1.7 million of actual spend versus $2.4 million estimated for the period, while progressing reactivations, recompletions, and facilities initiatives across the asset base;

o	During Q1-2026, Empire focused on thermal recovery operations and infrastructure initiatives to enhance safety, reliability, and heat-utilization efficiency in the Starbuck Drilling Program (“Starbuck”);
■	The Company recently completed compressor relocation activities at a steam unit, improving operational safety and supporting more effective heat utilization;
■	Empire initiated a preventive chemical treatment program designed to mitigate scale formation and support sustained injection performance;
■	Subsequent to quarter-end, the Company received a Notice of Allowance from the U.S. Patent and Trademark Office related to its proprietary superheated steam generation and injection technology, supporting Empire’s ongoing thermal recovery initiatives and long-term development strategy in North Dakota, and enabling evaluation of broader applicability across its assets in the Williston Basin;

o	In Q1-2026, Empire advanced its participation in a Louisiana oil and natural gas development program, with activities focused on project integration, pre-drill planning, operational coordination, and data review associated with the first three-well program, allowing the Company to build familiarity with field operations and subsurface characteristics across the agreed development area;
■	Following quarter-end, participation terms were amended to reflect Empire’s full involvement across the three-well program, with participation anticipated to be funded through a combination of equity consideration and proportionate cost sharing;

o	In March 2026, Empire completed a subscription rights offering (“Rights Offering”) that generated approximately $10.0 million in gross proceeds, before transaction costs;
■	The Company received subscriptions for more than 100% of the securities available in the Rights Offering and accordingly, stockholders received their basic subscription privilege. Because there were not enough securities to satisfy all oversubscriptions, remaining securities were allocated pro-rata among oversubscribing stockholders;
■	As disclosed in previous filings, Energy Evolution Master Fund, Ltd., the Company’s largest shareholder, participated in the Rights Offering, fully subscribing to the securities corresponding to their subscription rights, and exercising their over-subscription rights to purchase their pro-rata share of the underlying securities related to the Rights Offering that remain oversubscribed;
■	Phil E. Mulacek, Chairman of the Board of Empire, also participated;

o	During Q1-2026, the Company entered into and settled a $3.0 million convertible note held by Phil Mulacek, ahead of its May 2026 maturity, through the issuance of 1,003,344 shares of Empire common stock, further strengthening its capital structure;
■	Subsequent to year-end 2025, approximately $5.0 million of Empire’s debt was satisfied and $3.0 million of equity was added through various transactions;
o	Reported Q1-2026 total product revenue of $7.7 million, a net loss of $6.6 million, or ($0.18) per diluted share;
■	Adjusted EBITDA of ($0.7) million for Q1-2026, compared to ($0.6) million in Q1-2025;
■	Results for the quarter were primarily influenced by lower overall production volumes and lower realized prices across all commodities compared to Q1-2025.

2026 OUTLOOK

“Global energy markets continue to be shaped by tight supply responses, growing demand for dependable gas supply, and the increasing value of assets with repeatable development potential,” said Phil Mulacek, Chairman of the Board of Empire. “In Texas, our efforts have focused on infrastructure readiness, where we increased field compression over 500%, allowing for selective in-field development. The increase in compression de-bottlenecked the choke points in our production capacity and advanced our Texas development to take advantage of the higher oil prices and be ready for stronger gas sales. We’re making steady progress across existing zones, and we believe we are getting closer to key evaluation points in deeper production intervals, including portions of the consolidated Cotton Valley-Bossier and Western Haynesville intervals. In North Dakota, continued application of our thermal recovery technology is improving our understanding of how heat can be applied more effectively across the asset, and we are re-working wells to increase oil production. Field results across Empire’s portfolio are helping to inform how we approach the opportunities over time, guided by geologic, operational, and vastly stronger market factors.”

Mike Morrisett, President & CEO, added, “The first quarter was about moving work forward across our portfolio and carrying that momentum into initial production contributions in Texas, supported by improved infrastructure and system capacity, while also taking steps to strengthen Empire’s financial and operational position and flexibility. In Louisiana, our election to participate across the three-well program expands our exposure while allowing us to assess field-level performance and inform future development decisions. Across all assets, we’re working through projects in sequence by restoring oil production, improving reliability, and building operating history that supports growing cash flow contribution over time.”

Texas – East Texas Basin & Louisiana

o	In Q2-2026, Empire expects Texas gas volumes to increase as additional reactivated wells are tied in and low-pressure booster compression units are installed, supporting throughput increases toward approximately 9 MMcfd;
■	The Company plans to continue sequencing reactivations and recompletions through the remainder of 2026, leveraging existing wellbores to re-enter and drill deeper into stacked pay zones to drive capital-efficient production growth, with the first drilling rig expected to be on site in June 2026;
■	As infrastructure improvements reduce constraints, Empire is advancing evaluation of deeper intervals, including the consolidated Cotton Valley-Bossier and Western Haynesville, integrating subsurface insights with operating performance to inform future development planning;
o	Empire continues to progress development activities in Louisiana across participation in a three-well program, with completion and evaluation activity planned to establish production characteristics and inform potential follow-on development;
■	The Company views the Louisiana program as an additional source of material production and reserve growth, structured with defined capital exposure and executed through a measured development process;
■	The three wells are expected to be drilled and cased by the end of Q2-2026, with a full technical update to be released following drilling, logging, and casing of the wells, followed by completion and tie-in of the wells to sales;

North Dakota – Williston Basin

o	Empire continues to work on steam unit performance enhancements, including improved insulation and burner repositioning initiatives scheduled to begin in May 2026, aimed at strengthening heat retention, combustion efficiency, and long-term operating stability;
■	The Company recently progressed advancement of mid-term water management and treatment initiatives, including continued development of Water Treatment Plant upgrades and completion enhancements to improve water-injection quality and reduce scaling and maintenance risks;
■	Continued application of Empire’s second-generation thermal recovery approach has contributed to improved operational visibility and facility performance in the field, providing greater clarity around operating results and potential future development opportunities;
■	The Company is focused on collaborating with research and regulatory partners, supporting technology upgrades and longer-term thermal recovery development initiatives;

New Mexico – Permian Basin

o	On September 12, 2025, the New Mexico Conservation Commission (“Commission” or the “OCC”) issued Order No. R-24004 (the “Order”) regarding the Company’s rights to the Residual Oil Zone (“ROZ”) in the Eunice Monument South Unit’s (“EMSU”) Unitized Interval. The Commission unanimously affirmed the existence of a ROZ in the Grayburg and San Andres formations within the EMSU and confirmed Empire’s exclusive rights to produce the ROZ under the 1984 Commission Order;
■	Based on these findings, the Commission:
o	Denied Goodnight Midnight Permian, LLC’s (“Goodnight”) applications to drill five new saltwater disposal (“SWD”) wells within the boundaries of the EMSU;
o	Denied Goodnight’s application to increase injection volumes in an existing SWD well;
o	Suspended Goodnight’s four SWD wells located within the EMSU boundaries to provide Empire the opportunity to establish the CO2 EOR pilot project;
■	On December 17, 2025, the Commission issued its “Amended Order Denying Goodnight’s Applications & Partially Granting/Partially Denying Empire’s Applications” (“Order R-24004-A”) reiterating and clarifying matters from its Order, but leaving implementation of the Order’s suspension to the discretion of the Oil Conservation Division (“OCD”);
■	On January 15, 2026, the OCD issued a letter with “Implementation of OCC Orders 24004 and 24004-A” providing deadlines for Empire’s CO2 EOR pilot project and the suspension of Goodnight’s four SWD wells located within the EMSU boundaries;
■	Both Empire and Goodnight have appealed the Order and Order R-24004-A;
■	On March 24, 2026, Empire requested the OCC require OCD to modify the implementation, with a hearing occurring on May 13, 2026, and a decision from the OCC will be forthcoming;
■	Empire is proceeding on motions to revoke the existing permits granted to the remaining three SWD Companies disposing wastewater in the EMSU and Arrowhead Grayburg Unit Unitized Interval, while concurrently advancing litigation for trespass and damages;
o	The Company expects final resolution of this matter to result in a meaningful reduction in operating expenses and contribute to improved financial performance in New Mexico going forward.

FIRST QUARTER 2026 FINANCIAL AND OPERATIONAL RESULTS

	Q1-26	Q4-25	% Change Q1-26 vs. Q4-25	Q1-25	% Change Q1-26 vs. Q1-25

Net equivalent sales (Boe/d)	1,880	2,161	-13%	2,049	-8%
Net oil sales (Bbls/d)	1,248	1,359	-8%	1,329	-6%
Realized price ($/Boe)	$45.41	$35.46	28%	$48.76	-7%
Product Revenue ($M)	$7,684	$7,049	9%	$8,992	-15%
Net Loss ($M)	($6,642)	($58,953)	89%	($4,221)	-57%
Adjusted Net Loss ($M)[1]	($3,470)	($8,146)	57%	($4,253)	18%
Adjusted EBITDA ($M)[1]	($730)	($3,794)	81%	($553)	-32%

____________________

[1] Adjusted net loss and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

Net sales volumes for Q1-2026 were 1,880 Boe/d, including 1,248 barrels of oil per day; 196 barrels of NGLs per day, and 2,617 thousand cubic feet per day (“Mcf/d”) or 436 Boe/d of natural gas. Oil sales volumes for Q1-2026 slightly decreased compared Q1-2025 primarily due to natural decline and operational challenges in North Dakota and New Mexico.

Empire reported Q1-2026 total product revenue of $7.7 million versus $9.0 million in Q1-2025. The decrease is primarily due to a lower overall production in North Dakota and New Mexico and lower realized prices across all commodities.

Lease operating expenses in Q1-2026 decreased to $5.2 million versus $5.8 million for Q1-2025, primarily due to lower production and efforts by the Company to reduce overall operating costs. The decrease was partially offset by an increase in workover expense period over period. Workover expenses were approximately of $0.6 million in Q1-2026 compared to $0.4 million for Q1-2025. Higher workover expense in Q1-2026 was primarily in Texas due to Empire’s gas development program.

Production and ad valorem taxes for Q1-2026 were $0.5 million versus $0.7 million in Q1-2025, as a result of decreased product revenues.

Depreciation, Depletion, and Amortization (“DD&A”) and Accretion for Q1-2026 was $2.0 million versus $2.8 million for Q1-2025. The decrease in DD&A is primarily due to the impact of impairments in the fourth quarter of 2025 and lower production volumes period over period, partially offset by the additional interests acquired in New Mexico in Q1-2026. Accretion increased slightly due to the additional interest acquired in New Mexico.

General and administrative expenses, excluding share-based compensation expense, was $2.9 million, or $17.00 per Boe in Q1-2026 versus $3.2 million, or $17.34 per Boe in Q1-2025. The slight decrease in expenses was primarily due to a decrease in employee costs due to lower headcount in Q1-2026.

Total interest expense for Q1-2026 compared to Q1-2025 resulted in a slight increase due to a higher outstanding balance under the Company’s credit facility and additional equipment and vehicle notes. Additionally, the Company’s non-cash based interest expense was higher in 2026 due to the remaining unamortized discount related to the convertible promissory note issued on September 24, 2025, being fully amortized upon full repayment during the quarter.

Empire recorded a net loss of $6.6 million in Q1-2026, or ($0.18) per diluted share, versus a Q1-2025 net loss of $4.2 million, or ($0.12) per diluted share.

Adjusted EBITDA was ($0.7) million for Q1-2026 compared to Adjusted EBITDA of ($0.6) million in Q1-2025.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For Q1-2026, Empire incurred approximately $1.9 million of total additions to oil and natural gas properties, which is primarily from the Company’s gas development program in Texas.

Empire successfully completed a Rights Offering in March 2026, which raised approximately $10.0 million of gross proceeds, before transaction costs.

As of March 31, 2026, Empire had approximately $8.8 million in cash on hand, primarily from the Rights Offering completed in March 2026, and approximately $2.7 million available on its credit facility.

UPDATED PRESENTATION

An updated Company presentation will be posted to the Company’s website under the Investor Relations section.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2025, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, future commodity prices, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, including inflation, tariffs and interest rates, uncertainties associated with legal and regulatory matters, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

CONTACTS

Empire Petroleum Corporation

Mike Morrisett

President & CEO

539-444-8002

Info@empirepetrocorp.com

Kali Carter

Communications & Investor Relations Manager

918-995-5046

IR@empirepetrocorp.com

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except share data)

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Revenue:
Oil Sales	$7,302	$6,804	$8,049
Gas Sales	185	(67)	548
Natural Gas Liquids Sales	197	312	395
Total Product Revenues	7,684	7,049	8,992
Other	10	10	10
Loss on Derivatives	(2,591)	—	—
Total Revenue	5,103	7,059	9,002

Costs and Expenses:
Lease Operating Expense	5,160	7,335	5,766
Production and Ad Valorem Taxes	507	619	712
Depreciation, Depletion & Amortization	1,417	2,999	2,226
Impairment	—	51,289	—
Accretion of Asset Retirement Obligation	535	545	526
General and Administrative:
General and Administrative	2,876	3,011	3,197
Stock-Based Compensation	189	168	531
Total General and Administrative	3,065	3,179	3,728

Total Cost and Expenses	10,684	65,966	12,958

Operating Loss	(5,581)	(58,907)	(3,956)

Other Income and (Expense):
Interest Expense	(480)	(529)	(296)
Loss on Extinguishment of Debt	(659)	—	—
Other Income (Expense)	78	483	31

Loss Before Taxes	(6,642)	(58,953)	(4,221)

Income Tax Benefit (Provision)	—	—	—

Net Loss	$(6,642)	$(58,953)	$(4,221)

Net Loss per Common Share:
Basic	$(0.18)	$(1.71)	$(0.12)
Diluted	$(0.18)	$(1.71)	$(0.12)

Weighted-Average Number of Common Shares Outstanding:
Basic	36,003,701	34,501,251	33,821,203
Diluted	36,003,701	34,501,251	33,821,203

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025

Net Sales Volumes:
Oil (Bbl)	112,317	125,059	119,635
Natural gas (Mcf)	235,517	215,921	199,868
Natural gas liquids (Bbl)	17,628	37,743	31,453
Total (Boe)	169,197	198,788	184,400

Average daily equivalent sales (Boe/d)	1,880	2,161	2,049

Average Price per Unit:
Oil ($/Bbl)	$65.01	$54.41	$67.28
Natural gas ($/Mcf)	$0.79	$(0.31)	$2.74
Natural gas liquids ($/Bbl)	$11.18	$8.27	$12.56
Total ($/Boe)	$45.41	$35.46	$48.76

Operating Costs and Expenses per Boe:
Lease operating expense	$30.51	$36.90	$31.27
Production and ad valorem taxes	$3.00	$3.11	$3.86
Depreciation, depletion, amortization and accretion	$11.54	$17.83	$14.92

General and administrative expense (excluding stock-based compensation)	$17.00	$15.15	$17.34
Stock-based compensation	$1.12	$0.85	$2.88
Total general and administrative expense	$18.12	$16.00	$20.22

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Cash Flows From Operating Activities:
Net Loss	$(6,642)	$(58,953)	$(4,221)

Adjustments to Reconcile Net Loss to Net Cash
(Used In) Provided By Operating Activities:
Stock-Based Compensation	189	168	531
Amortization of Right-of-Use Assets	119	111	121
Depreciation, Depletion & Amortization	1,417	2,999	2,226
Accretion of Asset Retirement Obligations	535	545	526
Impairment of Oil and Natural Gas Properties	—	51,289	—
Loss on Commodity Derivatives	2,591	—	—
Net Settlements on Derivative Instruments	—	—	—
Gain on Financial Derivative	(78)	(484)	—
Amortization of Debt Discount on Convertible Notes	115	29	—
Amortization of Debt Issuance Costs	—	113	—
Loss on Extinguishment of Debt	659	—	—
Loss (Gain) on Sale of Other Fixed Assets	—	2	(32)
Change in Operating Assets and Liabilities:
Accounts Receivable	(815)	546	279
Inventory, Oil in Tanks	(192)	(44)	(199)
Prepaids, Current	50	(71)	94
Accounts Payable	1,209	1,012	1,676
Accrued Expenses	63	(192)	599
Other Long-Term Assets and Liabilities	(190)	179	13
Net Cash (Used In) Provided By Operating Activities	(970)	(2,751)	1,613

Cash Flows From Investing Activities:
Capital Expenditures - Oil and Natural Gas Properties	(1,170)	(1,130)	(2,680)
Disposal of Other Fixed Assets	—	2	49
Purchase of Other Fixed Assets	(13)	(1)	(18)
Cash Paid for Right-of-Use Assets	(109)	(100)	(113)
Net Cash Used In Investing Activities	(1,292)	(1,229)	(2,762)

Cash Flows From Financing Activities:
Payments on Credit Facility	(1,000)	—	—
Proceeds from Promissory Notes - Related Party	3,000	—	—
Payments on Promissory Note - Related Party	(2,000)	—	—
Principal Payments of Debt	(90)	(210)	(21)
Proceeds from Rights Offering, net of transaction costs	9,948	—	—
Proceeds from Stock Issuance and Warrant Exercises	—	778	—
Net Cash Provided By Financing Activities	9,858	568	(21)

Net Change in Cash	7,596	(3,412)	(1,170)

Cash - Beginning of Period	1,189	4,601	2,251

Cash - End of Period	$8,785	$1,189	$1,081

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Cash	$8,785	$1,189
Accounts Receivable	5,955	5,122
Inventory	1,452	1,262
Prepaids	1,109	607
Total Current Assets	17,301	8,180

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	152,621	148,238
Less: Accumulated Depletion, Amortization and Impairment	(94,747)	(93,425)
Total Oil and Gas Properties, Net	57,874	54,813
Other Property and Equipment, Net	1,821	1,486
Total Property and Equipment, Net	59,695	56,299

Other Noncurrent Assets	999	1,394

Total Assets	$77,995	$65,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$12,735	$10,799
Accrued Expenses	12,679	12,616
Commodity Derivative Instruments	2,591	—
Current Portion of Lease Liability	307	286
Current Portion of Long-Term Debt	954	641
Total Current Liabilities	29,266	24,342

Long-Term Debt	13,899	14,415
Long-Term Note Payable - Related Party, net	—	1,023
Long-Term Lease Liability	105	12
Financial Derivative Instrument	—	281
Asset Retirement Obligations	31,036	30,406
Total Liabilities	74,306	70,479

Stockholders’ Equity:
Series A Preferred Stock - $0.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $0.001 Par Value 190,000,000 Shares Authorized, 39,776,304 and 34,855,815 Shares Issued and Outstanding, Respectively	99	94
Additional Paid-in-Capital	163,123	148,191
Accumulated Deficit	(159,533)	(152,891)

Total Stockholders’ Equity (Deficit)	3,689	(4,606)

Total Liabilities and Stockholders’ Equity	$77,995	$65,873

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Loss”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted net loss is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(in thousands, except share and per share data)

Net Loss	$(6,642)	$(58,953)	$(4,221)

Adjusted for:
Loss (gain) on commodity derivatives	2,591	—	—
Loss (gain) on financial derivative	(78)	(484)	—
Loss (gain) on sale of other fixed assets	—	2	(32)
Loss (gain) on extinguishment of debt	659	—	—
Net Settlements on Derivative Instruments	—	—	—
Impairment	—	51,289	—
Adjusted Net Loss	$(3,470)	$(8,146)	$(4,253)

Diluted Weighted-Average Number of Common Shares Outstanding	36,003,701	34,501,251	33,821,203
Adjusted Net Loss Per Common Share	$(0.10)	$(0.24)	$(0.13)

The Company defines adjusted EBITDA as net loss plus net interest expense, DD&A, accretion, amortization of right of use assets, income tax provision (benefit), and other adjustments. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income (loss), as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, adjusted EBITDA does not represent funds available for discretionary use.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(in thousands)

Net Loss	$(6,642)	$(58,953)	$(4,221)

Add Back:
Interest expense	480	529	296
Depreciation, Depletion & Amortization	1,417	2,999	2,226
Impairment	—	51,289	—
Accretion	535	545	526
Amortization of right-of-use assets	119	111	121
EBITDA	$(4,091)	$(3,480)	$(1,052)

Adjustments:
Stock-based compensation	189	168	531
Net Settlements on Derivative Instruments	—	—	—
Loss (gain) on commodity derivatives	2,591	—	—
Loss (gain) on financial derivative	(78)	(484)	—
Loss (gain) on extinguishment of debt	659	—	—
Loss (gain) on sale of other fixed assets	—	2	(32)

Adjusted EBITDA	$(730)	$(3,794)	$(553)